EXHIBIT 5.1

Davidoff Hutcher & Citron LLP

605 Third Avenue, 34th  Floor

New York, NY 10158

September 11, 2015

Blue Earth, Inc.

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV 89052

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Blue Earth, Inc., a Nevada corporation (the “Company”), in connection with the proposed issuance and sale of an aggregate of 369,318 issued and outstanding shares of Common Stock $.001 par value per share (the “Common Stock”), pursuant to the Company’s Registration Statement on Form S-3 (the “Registration Statement”)  filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on this date.

This opinion letter (the “Opinion Letter”) is being rendered in accordance with the requirements of Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K in connection with the filing of the Registration Statement. Unless otherwise indicated, capitalized terms used herein shall have the meanings ascribed thereto in the Registration Statement.

In connection with the opinions expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction as true, correct and complete, of such agreements, instruments, documents and records in each case as we have deemed necessary or appropriate for the purposes of expressing the opinions set forth in this Opinion Letter. We have examined the following (collectively, the “Documents”):

(a)

The Company’s Certificate of Amendment to Articles of Incorporation, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on July 23, 2014;

(b)

The Company’s Articles of Incorporation, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on October 29, 2010;

(c)

The Company’s By-Laws, filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on October 29, 2010;

(d)

The Company’s Specimen Certificate for the Common Stock filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K for December 31, 2010;

(e)

The Company’s corporate minutes books or other records pertaining to the proceedings of the stockholders and directors of the Company;

(f)

The Company’s stock transfer ledgers and records;

(g)

Settlement Agreement and Release dated August 30, 2015; and

(h)

Lock-Up/Lock Out Agreement dated as of August 30, 2015.

The opinions expressed herein are based upon (i) our review of the Documents, (ii) discussions with Robert Powell, Chief Executive Officer with respect to the Documents (as defined below), (iii) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein, and (iv) such review of public sources of law as we have deemed necessary.

The opinions expressed herein are limited to the laws of the State of New York, the general corporate laws of the State of Nevada, and Federal law of the United States of America, including the statutory provisions, and applicable provisions of the Nevada Constitution, Nevada Revised Statutes, and the reported judicial decisions interpreting those laws and to Federal law of the United States of America currently in effect.

Based upon and subject to the foregoing, we are of the opinion that:

We consent to the filing of this Opinion Letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus which is part of the Registration Statement.

In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

The opinions expressed in this Opinion Letter are limited solely to the matters expressly set forth above. No other opinions are intended, nor should any other opinion be inferred herefrom.

Very truly yours,

DAVIDOFF HUTCHER & CITRON LLP

/s/ Elliot H. Lutzker

Elliot H. Lutzker, Partner

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